Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Nick Hengst
+1.414.906.7356
nicholas.hengst@manpowergroup.com

ManpowerGroup Reports 4th Quarter 2022 Results

•
Revenues of $4.8 billion (-11% as reported, -1% constant currency (CC))
•
Gross profit margin of 18.2%, up 100 basis points year over year reflecting business mix progress and solid permanent recruitment trends
•
Talent Solutions experienced good revenue growth driven by RPO and Right Management
•
Experis and Manpower revenue trends impacted by softening environment in Europe and North America
•
Non-cash goodwill impairment charge of $50 million in the fourth quarter
•
Repurchased $25 million of common stock

MILWAUKEE, January 31, 2023 -- ManpowerGroup (NYSE: MAN) today reported net earnings of $0.95 per diluted share for the three months ended December 31, 2022 compared to $2.02 per diluted share in the prior year period. Net earnings in the quarter were $48.7 million compared to $111.1 million a year earlier. Revenues for the fourth quarter were $4.8 billion, an 11% decrease from the prior year period.

The current year quarter included restructuring costs, final integration costs from the U.S. Experis acquisition, and other special items consisting of a loss on sale of our Hungary business and non-cash goodwill impairment and pension settlement charges. These costs reduced earnings per share by $1.13 in the fourth quarter. Excluding these costs, earnings per share was $2.08 per diluted share in the quarter representing an increase of 8% in constant currency[1].

Financial results in the quarterwere also impacted by the strongerU.S. dollar relativeto foreign currencies comparedto the prior year period, resulting in a 30 cent negative impact to earnings per share in the quarter compared to the prior year[2]. On a constant currency basis, revenues decreased 1% compared to the prior year period.

[1] The prior year period included acquisition transaction and integration costs which reduced earnings per share by $0.18 which are also excluded when determining the year over year trend.

[2] This represented an eight cent lower impact from foreign currency than was anticipated in our fourth quarter guidance.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “Our fourth quarter results reflect a softening demand environment, particularly in Europe and North America. We continue to invest resources into markets and brands where demand is strong and are exercising financial discipline where demand is slower.

We remain focused on continuing to accelerate our strategic priorities and advancing our Diversification, Digitization and Innovation initiatives across our organization throughout 2023. I want to thank all of our talented teams for their continued energy, passion and resilience – helping our clients achieve their business outcomes while finding meaningful and fulfilling work for millions of people.

We anticipate diluted earnings per share in the first quarter will be between $1.61 and $1.71, which includes an estimated unfavorable currency impact of 15 cents.”

Net earnings for the year ended December 31, 2022 were $373.8 million, or net earnings of $7.08 per diluted share compared to net earnings of $382.4 million, or net earnings of $6.91 per diluted share in the prior year. Earnings per share for the year were negatively impacted by 88 cents due to changes in foreign currencies compared to the prior year. The full year period included integration costs from the U.S. Experis acquisition, restructuring costs, and special items related to losses on business exits and non-cash goodwill impairment and pension settlement charges, which reduced earnings per share by $1.44. Excluding these costs, earnings per share for the year was $8.52 per diluted share representing an increase of 31% in constant currency[1]. Revenues for the year were $19.8 billion, a decrease of 4% compared to the prior year or an increase of 5% in constant currency.

In conjunction with its fourth quarter earnings release, ManpowerGroup will host a conference call live online on January 31, 2023 at 7:30 a.m. central time (8:30 a.m. eastern time). Prepared remarks for the conference call, webcast details, presentation and recordings are included within the Investor Relations section of manpowergroup.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

[1] The prior year period included acquisition transaction and integration costs which reduced earnings per share by $0.33 which are also excluded when determining the year over year trend.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis and Talent Solutions – creates substantially more value for candidates and clients across more than 75 countries and territories and has done so for over 70 years. We are recognized consistently for our diversity - as a best place to work for Women, Inclusion, Equality and Disability and in 2022 ManpowerGroup was named one of the World's Most Ethical Companies for the 13th year - all confirming our position as the brand of choice for in-demand talent.

Forward-Looking Statements

This press release contains statements, including statements regarding economic uncertainty, financial outlook, labor demand, supply-chain disruptions brought on by the Russia/Ukraine war and other geopolitical uncertainty, the Company’s strategic initiatives and technology investments, the positioning for future growth of our brands and the Company’s efforts to deliver on its ESG strategy, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021, as well as the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which information is incorporated herein by reference.

The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

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ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2022	2021	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,809.2	$5,382.3	-10.6%	-0.9%
Cost of services	3,933.6	4,456.0	-11.7%	-1.9%
Gross profit	875.6	926.3	-5.5%	3.7%
Selling and administrative expenses, excluding goodwill impairment charge	724.8	759.7	-4.6%	3.7%
Goodwill impairment charge (b)	50.0	—	N/A	N/A
Selling and administrative expenses	774.8	759.7	2.0%	10.7%
Operating profit	100.8	166.6	-39.5%	-28.0%
Interest and other expenses, net	10.5	4.2	153.5%
Earnings before income taxes	90.3	162.4	-44.4%	-33.1%
Provision for income taxes	41.6	51.3	-19.0%
Net earnings	$48.7	$111.1	-56.2%	-47.3%
Net earnings per share - basic	$0.96	$2.05	-53.2%
Net earnings per share - diluted	$0.95	$2.02	-53.1%	-43.6%
Weighted average shares - basic	50.8	54.2	-6.3%
Weighted average shares - diluted	51.4	55.0	-6.5%
(a)
Revenues from services include fees received from our franchise offices of $3.8 million and $4.3 million for the three months ended December 31, 2022 and 2021, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $253.6 million and $361.0 million for the three months ended December 31, 2022 and 2021, respectively.
(b)
The goodwill impairment charge for the three months ended December 31, 2022 relates to our investment in the Netherlands.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2022	2021	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$819.4	$860.8	-4.8%	-4.8%
Other Americas	362.6	358.1	1.3%	13.0%
	1,182.0	1,218.9	-3.0%	0.4%
Southern Europe:
France	1,194.9	1,318.6	-9.4%	1.5%
Italy	412.5	467.1	-11.7%	-1.1%
Other Southern Europe	493.8	595.8	-17.2%	-8.7%
	2,101.2	2,381.5	-11.8%	-1.5%
Northern Europe	972.6	1,179.6	-17.5%	-5.4%
APME	578.5	622.6	-7.1%	8.3%
	4,834.3	5,402.6
Intercompany Eliminations	(25.1)	(20.3)
	4,809.2	5,382.3	-10.6%	-0.9%
Operating Unit Profit:
Americas:
United States	$41.5	$40.6	2.4%	2.4%
Other Americas	16.3	13.7	18.1%	37.2%
	57.8	54.3	6.4%	11.2%
Southern Europe:
France	58.2	63.6	-8.4%	2.8%
Italy	29.4	33.4	-12.0%	-1.5%
Other Southern Europe	18.2	19.9	-9.1%	1.0%
	105.8	116.9	-9.5%	1.3%
Northern Europe	15.5	28.6	-45.5%	-33.6%
APME	22.9	20.9	9.2%	29.0%
	202.0	220.7
Corporate expenses	(42.2)	(43.8)
Goodwill impairment charge (b)	(50.0)	—
Intangible asset amortization expense	(9.0)	(10.3)
Operating profit	100.8	166.6	-39.5%	-28.0%
Interest and other expenses, net (c)	(10.5)	(4.2)
Earnings before income taxes	$90.3	$162.4

(a) In the United States, revenues from services include fees received from our franchise offices of $3.1 million and $3.4 million for the three months ended December 31, 2022 and 2021, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $115.3 million and $124.2 million for the three months ended December 31, 2022 and 2021, respectively.

(b) The goodwill impairment charge for the three months ended December 31, 2022 relates to our investment in the Netherlands.

(c) The components of interest and other expenses, net were:

	2022	2021
Interest expense	$15.2	$9.3
Interest income	(7.9)	(2.9)
Foreign exchange loss	3.0	0.7
Miscellaneous expense (income), net	0.2	(2.9)
	$10.5	$4.2

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Twelve Months Ended December 31
			% Variance
			Amount	Constant
	2022	2021	Reported	Currency
	(Unaudited)
Revenues from services (a)	$19,827.5	$20,724.4	-4.3%	4.9%
Cost of services	16,255.1	17,316.9	-6.1%	3.1%
Gross profit	3,572.4	3,407.5	4.8%	13.8%
Selling and administrative expenses, excluding goodwill impairment charge	2,940.7	2,822.1	4.2%	12.4%
Goodwill impairment charge (b)	50.0	—	N/A	N/A
Selling and administrative expenses	2,990.7	2,822.1	6.0%	14.3%
Operating profit	581.7	585.4	-0.6%	11.7%
Interest and other expenses, net	24.6	17.3	42.4%
Earnings before income taxes	557.1	568.1	-1.9%	10.2%
Provision for income taxes	183.3	185.7	-1.3%
Net earnings	$373.8	$382.4	-2.2%	9.9%
Net earnings per share - basic	$7.17	$7.01	2.2%
Net earnings per share - diluted	$7.08	$6.91	2.6%	15.3%
Weighted average shares - basic	52.2	54.5	-4.4%
Weighted average shares - diluted	52.8	55.4	-4.7%
(a)
Revenues from services include fees received from our franchise offices of $15.7 million and $15.3 million for the year ended December 31, 2022 and 2021, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $1,058.4 million and $1,116.9 million for the year ended December 31, 2022 and 2021, respectively.
(b)
The goodwill impairment charge for the year ended December 31, 2022 relates to our investment in the Netherlands.

ManpowerGroup

Operating Unit Results

(In millions)

	Twelve Months Ended December 31
			% Variance
			Amount	Constant
	2022	2021	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$3,499.3	$2,743.3	27.6%	27.6%
Other Americas	1,436.4	1,520.4	-5.5%	0.9%
	4,935.7	4,263.7	15.8%	18.1%
Southern Europe:
France	4,785.0	5,171.3	-7.5%	4.0%
Italy	1,706.9	1,795.4	-4.9%	6.8%
Other Southern Europe	2,044.4	2,380.1	-14.1%	-6.2%
	8,536.3	9,346.8	-8.7%	2.0%
Northern Europe	4,048.3	4,670.5	-13.3%	-2.5%
APME	2,387.3	2,481.1	-3.8%	9.0%
	19,907.6	20,762.1
Intercompany Eliminations	(80.1)	(37.7)
	19,827.5	20,724.4	-4.3%	4.9%
Operating Unit Profit:
Americas:
United States	$219.2	$136.0	61.2%	61.2%
Other Americas	63.4	59.2	7.0%	16.5%
	282.6	195.2	44.8%	47.7%
Southern Europe:
France	226.7	233.5	-2.9%	9.4%
Italy	122.9	115.3	6.6%	20.0%
Other Southern Europe	63.4	67.5	-6.1%	1.6%
	413.0	416.3	-0.8%	11.1%
Northern Europe	42.4	67.8	-37.4%	-26.2%
APME	87.8	84.6	3.6%	19.8%
	825.8	763.9
Corporate expenses	(157.0)	(154.3)
Goodwill impairment charge (b)	(50.0)	—
Intangible asset amortization expense	(37.1)	(24.2)
Operating profit	581.7	585.4	-0.6%	11.7%
Interest and other expenses, net (c)	(24.6)	(17.3)
Earnings before income taxes	$557.1	$568.1

(a) In the United States, revenues from services include fees received from our franchise offices of $12.8 million for both the years ended December 31, 2022 and 2021, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $476.1 million and $477.6 million for the year ended December 31, 2022 and 2021, respectively.

(b) The goodwill impairment charge for the year ended December 31, 2022 relates to our investment in the Netherlands.

(c) The components of interest and other expenses, net were:

	2022	2021
Interest expense	$46.9	$38.8
Interest income	(17.9)	(12.0)
Foreign exchange loss	11.9	5.2
Miscellaneous income	(16.3)	(14.7)
	$24.6	$17.3

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$639.0	$847.8
Accounts receivable, net	5,137.4	5,448.2
Prepaid expenses and other assets	158.0	126.7
Total current assets	5,934.4	6,422.7
Other assets:
Goodwill	1,628.1	1,722.2
Intangible assets, net	549.5	583.6
Operating lease right-of-use asset	365.7	373.4
Other assets	540.5	610.2
Total other assets	3,083.8	3,289.4
Property and equipment:
Land, buildings, leasehold improvements and equipment	584.9	594.9
Less: accumulated depreciation and amortization	472.7	478.1
Net property and equipment	112.2	116.8
Total assets	$9,130.4	$9,828.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,831.4	$3,039.2
Employee compensation payable	271.7	299.4
Accrued liabilities	582.7	584.7
Accrued payroll taxes and insurance	746.7	789.1
Value added taxes payable	462.7	515.5
Short-term borrowings and current maturities of long-term debt	26.6	552.6
Total current liabilities	4,921.8	5,780.5
Other liabilities:
Long-term debt	959.9	565.7
Long-term operating lease liability	266.6	275.8
Other long-term liabilities	524.0	675.2
Total other liabilities	1,750.5	1,516.7
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,484.2	3,444.7
Retained earnings	3,868.5	3,634.6
Accumulated other comprehensive loss	(458.7)	(389.4)
Treasury stock, at cost	(4,447.9)	(4,169.4)
Total ManpowerGroup shareholders' equity	2,447.3	2,521.7
Noncontrolling interests	10.8	10.0
Total shareholders' equity	2,458.1	2,531.7
Total liabilities and shareholders' equity	$9,130.4	$9,828.9

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Year Ended
	December 31,
	2022	2021
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$373.8	$382.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	84.6	73.4
Loss on sales of subsidiaries, net	6.0	—
Non-cash goodwill impairment charge	50.0	—
Deferred income taxes	4.8	(1.3)
Provision for doubtful accounts	6.2	17.9
Share-based compensation	37.6	36.8
Changes in operating assets and liabilities:
Accounts receivable	28.8	(640.9)
Other assets	47.5	79.0
Other liabilities	(216.0)	697.5
Cash provided by operating activities	423.3	644.8
Cash Flows from Investing Activities:
Capital expenditures	(75.6)	(64.2)
Acquisitions of businesses, net of cash acquired	(16.4)	(924.4)
Proceeds from the sales of subsidiaries and property and equipment	6.7	1.6
Cash used in investing activities	(85.3)	(987.0)
Cash Flows from Financing Activities:
Net change in short-term borrowings	7.2	(3.0)
Net (repayments) proceeds of revolving debt facility	(75.0)	75.0
Proceeds from long-term debt	421.3	0.5
Repayments of long-term debt	(412.2)	(2.2)
Payments for debt issuance costs	(2.4)	—
Proceeds from derivative settlement	2.0	—
Payments of contingent consideration for acquisitions	(3.8)	(6.3)
Proceeds from share-based awards	0.3	5.1
Payments to noncontrolling interests	(1.1)	(1.2)
Other share-based award transactions	(8.5)	(5.0)
Repurchases of common stock	(270.0)	(210.0)
Dividends paid	(139.9)	(136.6)
Cash used in financing activities	(482.1)	(283.7)
Effect of exchange rate changes on cash	(64.7)	(93.4)
Change in cash and cash equivalents	(208.8)	(719.3)
Cash and cash equivalents, beginning of period	847.8	1,567.1
Cash and cash equivalents, end of period	$639.0	$847.8